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                                    Exhibit 5
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                                   August 17, 1994



Board of Directors
Advanced Micro Devices, Inc.
One AMD Place
P.O. Box 3453
Sunnyvale, CA 94088-3453

Dear Sirs:

     This refers to the Registration Statement on Form S-8 filed by Advanced Micro Devices, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 4,600,000 shares of the Company's Common Stock, $0.01 par value. As counsel to the Company, I have examined such questions of law and such corporate records and other documents as I have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that in my opinion these shares have been duly and validly authorized and, when issued and sold in the manner contemplated by the Registration Statement, will be validly issued, fully paid, and nonassessable.

     I consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,



                                   Adriana Guevara Chiocchi
                                   Senior Corporate Attorney

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